UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note:
On June 1, 2017, pursuant to the Agreement and Plan of Merger, dated as of November 16, 2016 (the “Merger Agreement”), by and among Western Refining, Inc., a Delaware corporation (“Western Refining”), Tesoro Corporation, a Delaware corporation (“Tesoro” or the “Company”), Tahoe Merger Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of Tesoro (“Merger Sub 1”), and Tahoe Merger Sub 2, LLC, a Delaware limited liability company and a wholly owned subsidiary of Tesoro, Merger Sub 1 was merged with and into Western Refining, with Western Refining surviving such merger as a wholly owned subsidiary of Tesoro (the “Merger”).
Item 1.02 Termination of a Material Definitive Agreement.
In connection with the Merger, on June 1, 2017, Western Refining terminated all commitments and repaid all amounts outstanding, as applicable, under (i) the Term Loan Credit Agreement, dated as of November 12, 2013 (as amended, supplemented or otherwise modified to date), among Western Refining, as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, and the lenders party thereto from time to time and (ii) the Third Amended and Restated Revolving Credit Agreement, dated as of October 2, 2014 (as amended, supplemented or otherwise modified to date), by and among Western Refining, the lenders party thereto and Bank of America, N.A. as administrative agent. In addition, on June 1, 2017, Northern Tier Energy LLC, a wholly-owned subsidiary of Western Refining (“Northern Tier”), terminated all commitments and repaid all amounts outstanding under the Amended and Restated Credit Agreement, dated as of September 29, 2014 (as amended, restated, supplemented or otherwise modified to date), among Northern Tier, each other subsidiary of Northern Tier from time to time party thereto, the financial institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent.
Also in connection with the Merger, on May 11, 2017, Western Refining called for redemption all of the then outstanding 6.25% Senior Notes due 2021, and the indenture governing these notes was satisfied and discharged in accordance with the terms thereof on June 1, 2017. On May 1, 2017, Northern Tier called for redemption all of the then outstanding 7.125% Senior Secured Notes due 2020, and the indenture governing these notes was satisfied and discharged in accordance with the terms thereof on June 1, 2017.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The text set forth under “Introductory Note” above is incorporated herein by reference.
As previously disclosed, under the terms of the Merger Agreement, subject to the proration, allocation and other limitations set forth in the Merger Agreement and the election materials separately provided to the applicable stockholders, stockholders of Western Refining, Inc. had the option to elect to receive, for each share of Western Refining common stock held by them of record as of immediately prior to the effective time of the Merger (except for excluded shares as more particularly set forth in the Merger Agreement):

•	0.4350 of a share of Tesoro common stock, plus cash in lieu of any fractional share of Tesoro common stock (the “Stock Consideration”); or

•	$37.30 in cash (the “Cash Consideration”).

Also previously disclosed, (i) because the Cash Consideration option was oversubscribed, the consideration to be received by the holders who validly elected the Cash Consideration was prorated pursuant to the terms set forth in the Merger Agreement and (ii) based on the preliminary prorationing and assuming all shares of Western Refining common stock subject to notices of guaranteed delivery are properly delivered pursuant to the terms of such notices of guaranteed delivery:

•
Stockholders of record of Western Refining who validly elected to receive the Cash Consideration will, subject to rounding, each receive the Cash Consideration for approximately 19% of the shares of Western Refining common stock in respect of which they had validly made elections for the Cash Consideration and the Stock Consideration with respect to the remaining shares of Western Refining common stock held by them of record as of immediately prior to the effective time of the Merger (except for excluded shares of Western Refining common stock as more particularly set forth in the Merger Agreement).

•
Stockholders of record of Western Refining who validly elected to receive the Stock Consideration, and those that failed to make a valid election prior to 5:00 p.m., New York City time, on May 30, 2017, the election deadline, will receive, for each share of Western Refining common stock held by them of record as of immediately prior to the effective time of the Merger (except for excluded shares as more particularly set forth in the Merger Agreement) the Stock Consideration.

Also, as previously disclosed, based on the preliminary prorationing described above, the Western Refining stockholders will receive in the aggregate approximately 42,617,757 shares of Tesoro common stock (which excludes shares to be issued in the future under certain Western Refining equity awards that are being converted into Tesoro equity awards as a result of the Merger) and approximately $404 million in cash. The final prorationing and the final calculation of the number of shares of Tesoro common stock issued and the final cash consideration paid in connection with the merger will be made post-closing after the expiration of the notice of guaranteed delivery period applicable to the cash/stock election.
The issuance of shares of Tesoro common stock in connection with the Merger was registered under the Securities Act of 1933 (the “Securities Act”) pursuant to the Company’s registration statement on Form S-4 (File No. 333- 215080), declared effective by the Securities and Exchange Commission (the “SEC”) on February 16, 2017. The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the registration statement contains additional information about the Merger, and incorporates by reference additional information about the Merger from Current Reports on Form 8-K filed by Tesoro and Western Refining and incorporated by reference into the Joint Proxy Statement/Prospectus.
On June 1, 2017, in order to finance the approximately $404 million cash payment, repayments of amounts outstanding under credit agreements and senior notes of Western Refining and Northern Tier, and fees and expenses related to the transaction, we utilized cash on hand and borrowed $575 million under the incremental revolving tranche under our existing credit facility, dated as of September 30, 2016 (as amended and restated as of December 13, 2016), among Tesoro Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Annex A to the Joint Proxy Statement/Prospectus and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective June 1, 2017, our Board of Directors increased the size of the Board to twelve directors and elected Paul L. Foster, the former Executive Chairman of Western Refining, and Jeff A. Stevens, the former President and Chief Executive Officer of Western Refining, as directors pursuant to the terms of the Merger Agreement. The Board determined that Messrs. Foster and Stevens meet the independence requirements under the rules of the New York Stock Exchange and the Company’s independence standards. Mr. Foster will serve on the Audit and Governance Committees of the Board, and Mr. Stevens will serve on the Environmental, Health, Safety and Security Committee of the Board. Messrs. Foster and Stevens will receive compensation for their service on the Board consistent with that provided to our other non-employee directors, as previously disclosed in our annual proxy statement.
Mr. Stevens is concurrently being appointed as a director to the board of directors of the general partner of Tesoro Logistics LP, which is indirectly owned by Tesoro.
Mr. Stevens, the former Chief Executive Officer of Western Refining, will receive severance payments from Tesoro in an amount equal to two times his annual base salary at Western Refining paid over 24 months, as more fully described in the Joint Proxy Statement/Prospectus.
Item 8.01 Other Events.
On June 1, 2017, we issued (i) a press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, announcing that we will change our name to “Andeavor”; (ii) a press release, filed as Exhibit 99.2 to this Current Report on Form 8-K, announcing that we have completed our acquisition of Western Refining; and (iii) a press release, filed as Exhibit 99.3 to this Current Report on Form 8-K, announcing that our Board has appointed two new directors.
Each such press release is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the closing of the Merger.

(b) The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report no later than 71 days after the closing of the Merger.
(d) The following exhibits are being filed as part of this Report.

2.1
Agreement and Plan of Merger, dated as of November 16, 2016, among Western Refining, Inc., Tesoro Corporation, Tahoe Merger Sub 1, Inc. and Tahoe Merger Sub 2, LLC. (incorporated by reference to Exhibit 2.1 to Tesoro Corporation’s Current Report on Form 8-K filed on November 18, 2016, Commission file number 1-03473).

99.1	Press release dated June 1, 2017, announcing that Tesoro Corporation will change its name to “Andeavor”.
99.2	Press release dated June 1, 2017, announcing that Tesoro Corporation has completed its acquisition of Western Refining, Inc.
99.3	Press release dated June 1, 2017, announcing that Tesoro Corporation’s Board of Directors has elected two new directors.

Forward Looking Statements

This Current Report on Form 8-K contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the acquisition by Tesoro of Western Refining (including but not limited to regarding the preliminary results of the cash/stock election for the Merger and the aggregate number of Tesoro shares issued and aggregate amount of cash consideration paid in connection with the Merger). There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, whether or not the shares of Western common stock for which election forms were submitted subject to guaranteed deliver are ultimately delivered could result in changes to the preliminary prorationing disclosed above and/or to the amount of cash and stock consideration received by Western Refining shareholders, among other factors. All such factors are difficult to predict and are beyond Tesoro’s control, including those detailed in Tesoro’s annual reports on Form 10-K, quarterly reports on Form 10-Q and, current reports on Form 8-K and registration statement on Form S-4 filed with the SEC on December 14, 2016, as amended (the “Form S-4”) that are available on its website at http://www.tsocorp.com and on the SEC’s website at http://www.sec.gov, and those detailed in Western Refining’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Western Refining’s website at http://www.wnr.com and on the SEC website at http://www.sec.gov. Tesoro’s and Western Refining’s forward-looking statements are based on assumptions that Tesoro and Western Refining believes to be reasonable but that may not prove to be accurate. Tesoro and Western Refining undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, except as required by applicable law or regulation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 1, 2017

TESORO CORPORATION

By:	/s/ BLANE W. PEERY
Blane W. Peery
Vice President and Controller

Index to Exhibit

Exhibit Number	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of November 16, 2016, among Western Refining, Inc., Tesoro Corporation, Tahoe Merger Sub 1, Inc. and Tahoe Merger Sub 2, LLC. (incorporated by reference to Exhibit 2.1 to Tesoro Corporation's Current Report on Form 8-K filed on November 18, 2016, Commission file number 1-03473).

*99.1	Press release dated June 1, 2017, announcing that Tesoro Corporation will change its name to “Andeavor”.
*99.2	Press release dated June 1, 2017, announcing that Tesoro Corporation has completed its acquisition of Western Refining, Inc.
*99.3	Press release dated June 1, 2017, announcing that Tesoro Corporation’s Board of Directors has elected two new directors.

* Filed herewith.